UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 3, 2009

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2115 Linwood Avenue, Suite 100 Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On April 9, 2009, ORBCOMM Inc. (the “Company”) announced that on April 3, 2009, the Company, ORBCOMM LLC, a wholly owned subsidiary of the Company (“ORBCOMM LLC” and together with the Company, “ORBCOMM”), Stellar Satellite Communications Ltd., a wholly owned subsidiary of the Company (“Stellar”), and GE Asset Intelligence, LLC (“GEAI”) entered into a Settlement Agreement (the “Settlement Agreement”) with respect to the letter agreement dated as of October 10, 2006 by and between Stellar and GEAI (the “2006 Agreement”) and with respect to expanding and extending the scope of ORBCOMM’s existing arrangements with GEAI in connection with the activation of subscriber communicators and the provision of communications services on ORBCOMM’s communication system. A copy of the Company’s press release dated April 9, 2009 is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

        Pursuant to the Settlement Agreement, on April 3, 2009 GEAI paid to Stellar a one-time settlement fee of $800,000 as settlement for GEAI’s obligation under the 2006 Agreement to purchase specified minimum committed quantities of in-production and future models of satellite subscriber communicators from Stellar during the period August 1, 2006 through December 31, 2009. GEAI did not purchase its minimum committed volumes for 2007 and 2008.

        Concurrent with the payment of the settlement fee, Stellar and GEAI entered into the Termination Agreement (the “Termination Agreement”), pursuant to which Stellar and GEAI terminated the 2006 Agreement and all their respective obligations relating to it, and released each other from any claims relating to their obligations arising under the 2006 Agreement, except for certain obligations related to warranties, indemnities, confidentiality and intellectual property.

        Concurrent with the payment of the settlement fee, the Company, ORBCOMM LLC and GEAI entered into the Services Agreement (the “Services Agreement”), pursuant to which the Company, ORBCOMM LLC and GEAI agree to expand the scope of services provided or that may in the future be provided by ORBCOMM to GEAI to include other satellite, cellular or dual mode (cellular plus satellite) data communications services, in addition to the low-earth-orbit-satellite-based data communication services (the “Low-Earth Services”) provided by ORBCOMM to GEAI under the International Value Added Reseller Agreement dated March 14, 2003, as amended, by and between ORBCOMM LLC and GEAI (the “IVAR Agreement”), and to make certain amendments to the IVAR Agreement.

        Under the Services Agreement, during the period January 1, 2009 to December 31, 2013 (the “Term”), the parties agreed that GEAI will activate and provide telematics and machine-to-machine data communications services on all communicators sold or managed by or on behalf of GEAI in the United States, Canada and Mexico for purposes of communications between (a) communicators sold or managed by or on behalf of GEAI’s asset tracking and monitoring business (the “Subscriber Communicators”) and (b) communications centers or customers of GEAI’s asset tracking and monitoring business, whether satellite, cellular or dual mode (cellular plus satellite), exclusively (subject to certain restrictions and qualifications) on ORBCOMM’s communications system that provides the Low-Earth Services and terrestrial-based cellular communication services through reseller agreements with major cellular wireless providers and that may in the future provide communication services through other third party communication networks (collectively, the “ORBCOMM System”), subject to the terms of the Services Agreement.

        With respect to the Low-Earth Services provided under the IVAR Agreement, the terms of the IVAR Agreement will continue to apply, except as discussed below. Under the existing IVAR Agreement, ORBCOMM LLC granted GEAI rights to resell ORBCOMM’s Low-Earth Services in the United States, Canada and Mexico. The Services Agreement extends the term of the IVAR Agreement through December 31, 2013 and makes GEAI’s obligations to use the ORBCOMM System for Low-Earth Services exclusive (subject to certain restrictions and qualifications), consistent with the terms of the Services Agreement.

        With respect to the cellular communications or satellite services other than the Low-Earth Services provided under the IVAR Agreement, during the Term, ORBCOMM has the option (subject to certain conditions) to elect to manage and provide such service to GEAI (as a reseller) on the ORBCOMM System for all or any portion of the Subscriber Communicators, whether currently installed or newly activated, receiving data service through any other data communications network, provided that ORBCOMM reimburses GEAI for any of its costs of such transition. Subject to certain conditions, ORBCOMM anticipates transitioning GEAI’s use of CDMA data services directly from the provider to its use through ORBCOMM as a potential reseller by June 2009, as provided under the Services Agreement, including the pricing terms and fees.

        The Services Agreement provides for the pricing for the Verizon services provided by ORBCOMM to GEAI upon the Verizon Transition. The parties also agree that there will be no activation fee with respect to any Subscriber Communicators using Verizon services at the time of the Verizon Transition and that there will be no shortfall fees required to be paid by ORBCOMM.

        The Services Agreement provides that GEAI is not obligated to use the ORBCOMM System under certain circumstances, including if:

o	use of the ORBCOMM System would require the replacement or alteration of the Subscriber Communicators installed at that time or cause unacceptable disruptions in services provided to subscribers;

o	use of the ORBCOMM System would render obsolete inventory of subscriber communicators held or on order by GEAI;

o	use of the ORBCOMM System would require payment of early termination, shortfall or other fees to other providers of communication services (other than those reimbursed by ORBCOMM or the shortfall fees in connection with the Verizon Transition) or cause a breach of agreements with other providers of communication services;

o	the applicable service of the ORBCOMM System does not have the necessary regulatory approvals to provide such service without additional cost to GEAI (unless reimbursed in full by ORBCOMM);

o	ORBCOMM’s prices to GEAI for the applicable services on the ORBCOMM System are not competitive with prices for similar services provided by other providers available to GEAI for a similar or shorter term, subject to certain exceptions and conditions;

o	the quality of services of the ORBCOMM System are not competitive with alternative similar services available to GEAI and its customers;

o	the ORBCOMM System is not compatible with the communicators or services offered by GEAI; or

o	use of the ORBCOMM System would require GEAI to maintain (1) separate processes for subscribers on the ORBCOMM System requiring modification of GEAI’s information technology or (2) manual billing process.

Item 1.02. Termination of a Material Definitive Agreement.

        The discussion of the termination of the 2006 Agreement pursuant to the Termination Agreement in Item 1.01. above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

      99.1          Press Release of the Company dated April 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.
By:	/s/ Marc Eisenberg

	Name: Title:	Marc Eisenberg Chief Executive Officer and President

Date:  April 9, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of the Company dated April 9, 2009